UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2014

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (609) 799-0071

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 20, 2014, Dataram Corporation (the “Company”) and certain investors entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell up to an aggregate of 1,300,000 shares of newly adopted Series A Preferred Stock (the “Series A Stock”) together with warrants to purchase shares of common stock, to such investors at a price of $5.00 per share (the “Preferred Stock Transaction”). The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The sale of the Series A Stock will take place in multiple tranches. At closing, the purchasers will purchase an aggregate of 600,000 shares of Series A Stock. At any time following the closing date and prior to October 20, 2019 (the “Put/Call Exercise Period”), the purchasers may exercise a right to purchase and require the Company to sell up to an additional 700,000 shares of Series A Stock. If the purchasers have not exercised this right during the Put/Call Exercise Period, the Company may exercise a right to cause and require purchasers to purchase up to an additional 700,000 shares of Series A Stock.

Under the terms of the Purchase Agreement, the Isaac Capital Group LLC (“Isaac Capital”) is provided with the right to nominate two (2) directors, and Alpha Capital Anstalt (“Alpha Capital”) is provided with the right to nominate one (1) director, to the Company’s Board of Directors. Alpha Capital’s right to nominate a director expires after the 2014 Annual meeting of the Company’s Board of Directors. Isaac Capital’s right to nominate two (2) directors to the Company’s Board of Directors shall continue until such time that it no longer beneficially owns at least 20% of the Company’s common stock (including securities convertible or exercisable into shares of common stock); provided, however, that if Isaac Capital beneficially owns less than 20% but more than 5% of the Company’s common stock (including securities convertible or exercisable into shares of common stock), it shall continue to have the right to appoint one (1) director to the Company’s Board of Directors.

Holders of the Series A Stock shall initially have the right to convert such shares of Series A Stock into the number of authorized by previously unissued shares of the Company's common stock obtained by dividing the stated value of each share of Series A ($5.00) by $2.00, an approximate 14.2% discount to market. For each share of Series A Stock, the purchaser will receive 2.5 warrants (the "Preferred Warrants") to purchase the Company's common stock at an exercise price of $2.50 per share. The Preferred Warrants are exercisable immediately for a period of five years from the date of closing. The exercise price of the Preferred Warrants is subject to adjustments in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Preferred Warrants may be limited if upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Company's Common Stock.

The holders of the Series A Preferred Stock will receive preferential cumulative dividends at the rate of 8% per annum (equivalent to a fixed annual payment of $0.40 per share).  The dividends are payable in shares of common stock and shall be valued at the weighted average price of the Company’s common stock over the ten (10) consecutive trading days ended on the second trading day immediately before the payment date.

The Company has agreed with each of the purchasers that for so long as the Series A Stock and Preferred Warrants remain outstanding, it will not, without the purchasers’’ prior written consent, effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company (including its affiliates and subsidiaries):

•	(i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock, including, without limitation, pursuant to any “weighted average” or “full-ratchet” anti-dilution provision, or
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•	(ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering, as defined in Rule 415(a)(4) under the Securities act) whereby the Company may sell securities at a future determined price.

The Company has also agreed to indemnify each of the purchasers against certain losses resulting from its breach of any of its representations, warranties, or covenants under agreements with each of the purchasers, as well as under certain other circumstances described in the Purchase Agreement.

The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Certain of the purchasers of the Series A Stock have also participated in prior securities offerings of the Company and, as a result, the Company and such purchasers have agreed as follows:

•	Waivers. Provided the closing of the Preferred Stock Transaction occurs on or before November 30, 2014, and the Company receives a certain minimum amount of gross proceeds therefrom, such purchasers waive (i) the application of the right of first refusal to purchase additional securities provided under prior securities offerings (except with respect to the Preferred Stock Transaction; (ii) the prohibition against the Company issuing common stock for cash consideration involving a Variable Rate Transaction for a period with respect only to dividends payable on the Series A Stock; and (iii) the prohibition against the Company initiating any “at-the-market offering” for a period as set forth under prior offerings, provided that the issue price of common stock is at a certain level.
•	Registration Statement. Provided the closing of the Preferred Stock Transaction occurs on or before October 31, 2014, and the Company receives a certain minimum amount of gross proceeds therefrom, such purchaser consents and agrees that the Company’s obligation to prepare and file with the Securities and Exchange Commission a registration statement as required under a prior Subordinated Secured Convertible Bridge Notes and Warrants Purchase Agreement (the “SCBNPA”) dated July 15, 2014, shall be extended until February 14, 2015. If such closing does not occur on or before November 30, 2014, then such registration statement must be filed on or before January 15, 2015.

•	Maturity Date. The Maturity Date of Bridge Notes purchased pursuant to the SCBNPA shall mean October 15, 2014, provided that the Maturity Date may be extended for two (2) additional three (3) month periods upon the written consent of the holders of a majority of the aggregate outstanding principal amount of such Bridge Notes.

•	Reduction in Conversion Price of the Bridge Notes. At any time after the closing, including after the Maturity Date, the Bridge Notes purchased pursuant to the SCBNPA may be converted into a number of shares of common stock, $1.00 par value, of the Company at the certain rate and proportionately adjusted for any splits or combination with respect to the common stock.

The transactions contemplated in the Purchase Agreement, including authorizing the issuance of the Series A Preferred Stock, are subject to shareholder approval at the Company’s 2014 Annual Meeting, which is currently scheduled for November 10, 2014.

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Item 7.01. Regulation FD Disclosure

On October 21, 2014, the Company issued a press release announcing that the Company and certain investors have entered into a securities purchase agreement, pursuant to which the Company has agreed to sell up to an aggregate of 1,300,000 shares of its Series A Preferred Stock, together with warrants to purchase shares of Common Stock, to such investors at a price of $5.00 per share. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement, dated as of October 20, 2014, by and between the Company and each of the purchasers identified on the signature pages thereto
99.1	Press Release dated October 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: October 21 , 2014
/s/ MARC P. PALKER
(Signature)
Marc P. Palker
Chief Financial Officer

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